IGENE BIOTECHNOLOGY, INC.


                                       AND


                     AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                       Trustee





                                 ---------------


                                    Indenture


                       Dated as of [              ], 1998

                                 ---------------






                          8% Notes Due _________, 2003

                              CROSS-REFERENCE TABLE
                                                                     Indenture
TIA SECTION                                                          SECTION

SS 310(a)(1).......................................................  7.10
      (a)(2).......................................................  7.10
      (a)(3).......................................................  N.A.
      (a)(4).......................................................  N.A.
      (b) .........................................................  7.08; 7.10
      (c) .........................................................  N.A.
SS 311(a)..........................................................  7.11
      (b)..........................................................  7.11
      (c)..........................................................  N.A.
SS 312(a)..........................................................  2.05
      (b)..........................................................  10.03
      (c)..........................................................  10.03
SS 313(a)..........................................................  7.06
      (b)(1).......................................................  N.A.
      (b)(2).......................................................  7.06
      (c)..........................................................  7.06; 9.02
      (d)..........................................................  7.06
SS 314(a)..........................................................  4.02; 9.02
      (b)..........................................................  N.A.
      (c)(1).......................................................  10.04(a)
      (c)(2).......................................................  10.04(a)
      (c)(3).......................................................  N.A.
      (d)..........................................................  N.A.
      (e)..........................................................  10.04(b)
      (f)..........................................................  N.A.
SS 315(a)..........................................................  7.01(b)
      (b)..........................................................  7.05;9.02
      (c)..........................................................  7.01(a)
      (d)..........................................................  7.01(c)
      (e)..........................................................  6.11
SS 316(a)(last sentence)...........................................  2.09
      (a)(1)(A)....................................................  6.05
      (a)(1)(B)....................................................  6.04
      (a)(2).......................................................  N.A.
      (b)..........................................................  6.07
      (c)..........................................................  10.05
SS 317(a)(1).......................................................  6.08
      (a)(2).......................................................  6.09
      (b)..........................................................  2.04
SS 318(a)..........................................................  10.01

----------------

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS
                                                                            PAGE

                                    ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE...................................1

SECTION 1.01.  Definitions ..................................................1

SECTION 1.02.  Other Definitions.............................................3

SECTION 1.03.  Incorporation by Reference of Trust
                 Indenture Act...............................................3

SECTION 1.04.  Rules of Construction.........................................4

                                   ARTICLE 2

THE SECURITIES...............................................................5

SECTION 2.01.  Form and Dating...............................................5

SECTION 2.02.  Execution and Authentication..................................5

SECTION 2.03.  Registrar and Paying Agent....................................6

SECTION 2.04.  Paying Agent to Hold Money in Trust...........................6

SECTION 2.05.  Securityholder Lists..........................................7

SECTION 2.06.  Transfer and Exchange.........................................8

SECTION 2.07.  Replacement Securities........................................8

SECTION 2.08.  Outstanding Securities........................................9

SECTION 2.09.  Treasury Securities...........................................9

SECTION 2.10.  Temporary Securities..........................................9

SECTION 2.11.  Cancellation.................................................10

SECTION 2.12.  Defaulted Interest...........................................10

                                    ARTICLE 3

REDEMPTION..................................................................11

SECTION 3.01.  Notice to Trustee............................................11

SECTION 3.02.  Selection of Securities to be Redeemed.......................11

SECTION 3.03.  Notice of Redemption.........................................11

SECTION 3.04.  Effect of Notice of Redemption...............................12

SECTION 3.05.  Deposit of Redemption Price..................................12

SECTION 3.06.  Securities Redeemed in Part..................................13

                                    ARTICLE 4

COVENANTS...................................................................13

SECTION 4.01.  Payment of Securities........................................13

SECTION 4.02.  SEC Reports .................................................13

SECTION 4.03.  Waiver of Usury Defense......................................14

SECTION 4.04.  Compliance Certificates......................................14

SECTION 4.05.  Payment of Taxes and Other Claims............................15

SECTION 4.06.  Corporate Existence..........................................15

SECTION 4.07.  Securities Purchased in Part.................................15

                                    ARTICLE 5

SUCCESSOR CORPORATION.......................................................16

SECTION 5.01.  When Company May Merge, etc..................................16

SECTION 5.02.  Successor Corporation Substituted............................16

                                    ARTICLE 6

DEFAULT AND REMEDIES........................................................17

SECTION 6.01.  Events of Default............................................17

SECTION 6.02.  Acceleration.................................................18

SECTION 6.03.  Other Remedies...............................................19

SECTION 6.04.  Waiver of Defaults and Events of Default.....................19

SECTION 6.05.  Control by Two-Thirds........................................19

SECTION 6.06.  Limitation on Suits..........................................20

SECTION 6.07.  Rights of Holders to Receive Payment.........................20

SECTION 6.08.  Collection Suit by Trustee...................................21

SECTION 6.09.  Trustee May File Proofs of Claim.............................21

SECTION 6.10.  Priorities  .................................................22

SECTION 6.11.  Undertaking for Costs........................................23

                                    ARTICLE 7

TRUSTEE.....................................................................23

SECTION 7.01.  Duties of Trustee............................................23

SECTION 7.02.  Rights of Trustee............................................24

SECTION 7.03.  Individual Rights of Trustee.................................25

SECTION 7.04.  Trustee's Disclaimer.........................................25

SECTION 7.05.  Notice of Defaults or Events of Default......................25

SECTION 7.06.  Reports by Trustee to Holders................................26

SECTION 7.07.  Compensation and Indemnity...................................26

SECTION 7.08.  Replacement of Trustee.......................................27

SECTION 7.09.  Successor Trustee by Merger, etc.............................28

SECTION 7.10.  Eligibility; Disqualification................................28

SECTION 7.11.  Preferential Collection of Claims
                  Against Company...........................................28

                                    ARTICLE 8

SATISFACTION AND DISCHARGE OF INDENTURE.....................................29

SECTION 8.01.  Termination of Company's Obligations.........................29

SECTION 8.02.  Application of Trust Money...................................30

SECTION 8.03.  Repayment to Company.........................................30

SECTION 8.04.  Reinstatement................................................30

                                    ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS.........................................31

SECTION 9.01.  Without Consent of Holders...................................31

SECTION 9.02.  With Consent of Holders......................................31

SECTION 9.03.  Compliance with Trust Indenture Act..........................32

SECTION 9.04.  Revocation and Effect of Consents............................33

SECTION 9.05.  Notation On or Exchange of Securities........................33

SECTION 9.06.  Trustee to Sign Amendments, etc..............................33

                                   ARTICLE 10

MISCELLANEOUS...............................................................34

SECTION 10.01.  Trust Indenture Act Controls................................34

SECTION 10.02.  Notices    .................................................34

SECTION 10.03.  Communications by Holders With
                   Other Holders............................................35

SECTION 10.04.  Certificate and Opinion as to
                   Conditions Precedent.....................................35

SECTION 10.05.  Record Date for Vote or Consent of
                   Securityholders..........................................36

SECTION 10.06.  Rules by Trustee, Paying Agent, Registrar...................36

SECTION 10.07.  Legal Holidays..............................................37

SECTION 10.08.  Governing Law...............................................37

SECTION 10.09.  No Adverse Interpretation of
                    Other Agreements........................................37

SECTION 10.10.  No Recourse Against Others..................................37

SECTION 10.11.  Successors .................................................37

SECTION 10.12.  Multiple Counterparts.......................................37

SECTION 10.13.  Separability................................................38

SECTION 10.14.  Table of Contents, Headings, etc............................38

                                -----------------


Note: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

          INDENTURE dated as of [ ], 1998 between IGENE Biotechnology, Inc., a Maryland corporation (the "Company"), and American Stock Transfer & Trust Company, as Trustee (the "Trustee").

          Both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company's 8% Notes due _________ __, 2003.


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  DEFINITIONS

          "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Registrar or Paying Agent.

          "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

          "Business Day" means a day that is not a Legal Holiday.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

          "default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

          "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company.

          "Officer's Certificate" means a certificate signed by any Officer of the Company.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "person" means any individual, corporation, partnership, joint venture, limited liability entity, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

          "redemption date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture, as set forth in the form of Security annexed as Exhibit A hereto.

          "redemption price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in the form of Security annexed as Exhibit A hereto.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the 8% Notes due _________ __, 2003 or any of them, as amended or supplemented from time to time, that are issued under this Indenture.

          "TIA" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 and as in effect on the date of this Indenture, except as provided in Section 9.03 hereof.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means the successor.

          "Trust Officer" means any Account Manager or officer within the Corporate Trust Services Department (or any successor group) of the Trustee, including without limitation any Vice President, Assistant Vice President, any trust officer, any Assistant Secretary or any other officer customarily performing functions similar to those performed by any of the above- designated officers who shall, in any case, be responsible for the administration of this Indenture or have familiarity with it, and also means, with respect to a particular corporate matter, any other officer of the Trustee to whom corporate trust matters are referred because of his knowledge of and familiarity with the particular subject.

SECTION 1.02.  OTHER DEFINITIONS

                                                                  Defined in
               TERM                                                 SECTION

      "Bankruptcy Law"......................................          6.01

      "Custodian"...........................................          6.01

      "Event of Default"....................................          6.01

      "Exchange Act"........................................          4.10

      "Legal Holiday".......................................         10.07

      "Paying Agent"........................................          2.03

      "Registrar"...........................................          2.03

      "U.S. Government Obligations".........................          8.01

SECTION 1.03.  Incorporation by Reference of Trust
               INDENTURE ACT

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the Securities.

          All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.  RULES OF CONSTRUCTION

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof, and any other reference in this Indenture to "generally accepted accounting principles" refers to generally accepted accounting principles in effect on the date hereof;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) provisions apply to successive events and transactions; and

          (6) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.01.  FORM AND DATING

          The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

SECTION 2.02.  EXECUTION AND AUTHENTICATION

          Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $5,000,000, upon a written order or orders of the Company signed by an Officer of the Company. The order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $5,000,000, except as provided in Section 2.07.

          The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          The Securities shall be issuable only in registered form without coupons.

SECTION 2.03.  REGISTRAR AND PAYING AGENT

          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent"), and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co- Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional Paying Agent. Except for purposes of Article 8, the Company or any Affiliate of the Company may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

          The Company initially appoints the Trustee as Registrar, Paying Agent, and agent for service of notices and demands.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST

          On or prior to each due date of the principal of or interest on any Securities, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due. The Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall on or before each due date of the principal of or interest on any Securities segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

SECTION 2.05.  SECURITYHOLDER LISTS

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06. TRANSFER AND EXCHANGE

          When a Security is presented to the Registrar with a request to register a transfer thereof, the Registrar shall register the transfer as requested and when Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall make the exchange as requested; provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, but this provision shall not apply to any exchange pursuant to
Section 2.10, 3.06 or 9.05.

SECTION 2.07.  REPLACEMENT SECURITIES

          If a mutilated Security is surrendered to the Trustee, or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, and neither the Company nor the Trustee has received notice that such Security has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the New York Uniform Commercial Code, as in effect on the date of this Indenture, are met, and there shall have been delivered to the Company and the Trustee evidence to their satisfaction of the loss, destruction or theft of any Security if such is the case. An indemnity bond may be required that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security. Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  OUTSTANDING SECURITIES

          Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a redemption date or maturity date money sufficient to pay the principal of and accrued interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.09.  TREASURY SECURITIES

          In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

SECTION 2.10.  TEMPORARY SECURITIES.

          Until definitive Securities are ready for delivery, the Company may prepare and, upon the order of the Company, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.11.  CANCELLATION.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, or payment. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment (including redemption), or cancellation and shall dispose of cancelled Securities as the Company shall direct. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or which have been converted.

SECTION 2.12.  DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest to the persons who are Securityholders on a subsequent special record date, and such term as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the special payment date fixed by the Company, whether or not such day is a Business Day. At least 15 days before the special record date, the Company shall mail to each Securityholder and the Trustee a notice that states the special record date, the special payment date and the amount of defaulted interest to be paid.


                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01.  NOTICE TO TRUSTEE.

          If the Company wants to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee at least 30 days prior to the redemption date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the redemption date and the principal amount of Securities to be redeemed.

          If the Company wants to reduce the principal amount of Securities to be redeemed pursuant to paragraph 6 of the Securities, it shall notify the Trustee at least 30 days prior to the redemption date (unless a shorter notice shall be satisfactory to the Trustee) of the amount of the reduction and the basis for it. If the Company wants to credit against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall deliver the Securities with such notice.

SECTION 3.02.  SELECTION OF SECURITIES TO BE REDEEMED.

          If less than all of the Securities are to be redeemed, the Trustee shall, not more than 60 days prior to the redemption date, select the Securities to be redeemed pro rata or by lot, as the Trustee in its discretion shall determine. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of less than $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations of $1,000 or more. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

          At least 15 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder of Securities to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holder is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities; and

          (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE

          On or prior to the redemption date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money not required for that purpose.

SECTION 3.06.  SECURITIES REDEEMED IN PART.

          Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                    ARTICLE 4


                                    COVENANTS

SECTION 4.01.  PAYMENT OF SECURITIES.

          The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. The Company shall pay interest on overdue principal at the rate borne by the Securities per annum; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02.  SEC REPORTS.

          The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee. The Company will cause any quarterly and annual reports which it mails to its stockholders to be mailed to the Holders of the Securities.

          If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare, for the first three quarters of each fiscal year, quarterly financial statements substantially equivalent to the financial statements required to be included in a report on Form 10-QSB under the Exchange Act. The Company will also prepare, on an annual basis, complete audited consolidated financial statements including, but not limited to, a balance sheet, a statement of operations, a statement of stockholders' equity, a statement of cash flows and all appropriate notes. All such financial statements will be prepared in accordance with generally accepted accounting principles consistently applied, except for changes with which the Company's independent accountants concur, and except that quarterly statements may be subject to year-end adjustments. The Company will cause a copy of such financial statements to be filed with the Trustee and mailed to the Holders of the Securities within 50 days after the close of each of the first three quarters of each fiscal year and within 95 days after the close of each fiscal year. The Company will also comply with the other provisions of TIA ' 314(a).

SECTION 4.03.  WAIVER OF USURY DEFENSE.

          The Company agrees that it will not assert, plead (as a defense or otherwise) or in any manner whatsoever claim (and will actively resist any attempt to compel it to assert, plead or claim) in any action, suit or proceeding that the interest rate on the Securities violates present or future usury or other laws relating to the interest payable on any indebtedness and will not otherwise avail itself (and will actively resist any attempt to compel it to avail itself) of the benefits or advantages of any such laws.

SECTION 4.04.  COMPLIANCE CERTIFICATES.

          The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, an Officer's Certificate as to the signer's knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 4.04, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture. The Certificate need not comply with Section 10.04 hereof.

SECTION 4.05.  PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

SECTION 4.06.  CORPORATE EXISTENCE.

          Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any right if the Board of Directors shall determine that the preservation is no longer desirable in the conduct of the Company's business and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.07.  SECURITIES PURCHASED IN PART.

          Any Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.


                                    ARTICLE 5

                              SUCCESSOR CORPORATION

SECTION 5.01.  WHEN COMPANY MAY MERGE, ETC.

          The Company shall not consolidate with or merge with or into, or transfer all or substantially all of its assets to, any person unless:

                  (a) either the Company shall be the resulting or surviving entity or such person is a corporation organized and existing under the laws of the United States, a State thereof or the District of Columbia, such person expressly assumes by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture (in which case all such obligations of the Company shall terminate); and

                  (b) immediately before and immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no default or Event of Default shall have occurred and be continuing.

          The Company shall deliver to the Trustee prior to the proposed transaction an Officer's Certificate and an Opinion of Counsel, each of which shall comply with Section 10.04 and shall state that such consolidation, merger or transfer and such supplemental indenture comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.


                                    ARTICLE 6

                              DEFAULT AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

          An "Event of Default" occurs if:

                  (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise and the default continues for a period of five days;

                  (3) the Company fails to comply with any of its other agreements contained in the Securities or this Indenture and the default continues for the period and after the notice specified below;

                  (4) the Company pursuant to or within the meaning of any Bankruptcy Law

                           (A)  commences a voluntary case or proceeding;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding;

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                           (D) makes a general assignment for the benefit of its creditors; or

                  (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A)  is for relief against the Company in an
                  involuntary case or proceeding;

                           (B) appoints a Custodian of the Company or for all or substantially all of its property; or

                           (C)  orders the liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 90 days.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          A default under clause (3) is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the Securities then outstanding notify the Company and the Trustee, of the default, and the Company does not cure the default within 30 days after receipt of such notice. The notice given pursuant to this Section 6.01 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default". When a default is cured, it ceases.

          Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the corporate trust office of the Trustee by the Company, the Paying Agent, any Holder or an agent of any Holder.

SECTION 6.02.  ACCELERATION.

          If an Event of Default (other than an Event of Default specified in Section 6.01(4) or (5)) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare all unpaid principal of and accrued interest to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable and upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in Section 6.01(4) or (5) occurs, all unpaid principal and accrued interest on the Securities then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of at least two-thirds in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all payments due to the Trustee and any predecessor Trustee under Section 7.07 have been made. Anything herein contained to the contrary notwithstanding, in the event of any acceleration pursuant to this Section 6.02, the Company shall not be obligated to pay any premium which it would have had to pay.

SECTION 6.03.  OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.

          Subject to Sections 6.07 and 9.02, the Holders of at least two-thirds in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequences, including a default in the payment of the principal of or interest on any Security as specified in clauses (1) and (2) of Section 6.01. When a default or Event of Default is waived, it is cured and ceases.

SECTION 6.05.  CONTROL BY TWO-THIRDS.

          The Holders of at least two-thirds in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.  LIMITATION ON SUITS.

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (6) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of at least two-thirds in principal amount of the Securities then outstanding.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          The right of any Holder of a Security to receive payment of the principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is not absolute and may be impaired or affected without the consent of the Holder if the Holders of at least two-thirds in principal amount of Securities so approve such action.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default in the payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07, and to the extent that such payment for the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Securityholders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or the Trustee to authorize or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  PRIORITIES.

          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First:  to the Trustee for amounts due under
         Section 7.07;

                  Second: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Third:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section 6.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.


                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

                  (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, expense or fee.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

          Subject to Section 7.01:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel, which shall conform to Section 10.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

          (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS OR EVENTS OF DEFAULT.

          If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the default or Event of Default within 90 days after it occurs. Except in the case of a default or an Event of Default in payment of the principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA ' 313(a). The Trustee also shall comply with TIA ' 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the securities become listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time reasonable compensation for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of Trustee's agents and counsel.

          The Company shall indemnify the Trustee for, and hold it harmless against, any loss, liability or expense incurred by it in connection with its duties under this Indenture. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent.

          The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it through its negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on particular Securities. The obligations of the Company under this Section 7.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities. The obligation of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) and (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company's written consent. The Company may remove the Trustee if:

               (1) the Trustee fails to comply with Section 7.10;

               (2) the Trustee is adjudged a bankrupt or an insolvent;

               (3) a receiver or other public officer takes charge of the Trustee or its property; or

               (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 7.10.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

          This Indenture shall always have a Trustee who satisfies the requirements of paragraphs (1), (2) and (5) of TIA ' 310. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 7. The Trustee shall be subject to the provisions of TIA ' 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA ' 310(b).

SECTION 7.11.  Preferential Collection of Claims
               AGAINST COMPANY.

          The Trustee shall comply with TIA ' 311(a), excluding any creditor relationship listed in TIA ' 311(b). A trustee who has resigned or been removed shall be subject to TIA ' 311(a) to the extent indicated therein.


                                    ARTICLE 8

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.  TERMINATION OF COMPANY'S OBLIGATIONS.

          The Company may terminate all of its obligations under the Securities and this Indenture (except those obligations referred to in the immediately succeeding paragraph) if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.03) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the principal of and interest on the Securities then outstanding to maturity and to pay all other sums payable by it hereunder.

          The Company's obligations in paragraph 9 of the Securities and in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 7.08 and 8.04 shall survive until the Securities are no longer outstanding. Thereafter, the Company's obligations in such paragraph 9 and in Section 7.07 shall survive.

          After such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture, except for those surviving obligations specified above.

          "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.

SECTION 8.02.  APPLICATION OF TRUST MONEY.

          The Trustee or Paying Agent shall hold in trust, for the benefit of the Holders, money or U.S. Government Obligations deposited with it pursuant to
Section 8.01, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Securities.

SECTION 8.03.  REPAYMENT TO COMPANY.

          Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by them at any time.

          The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to money must look to the Company for payment as general creditors unless otherwise prohibited by law.

SECTION 8.04.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS.

          The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

                  (a)  to comply with Sections 4.04 and 5.01;

                  (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (c) to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Securityholder; or

                  (d)  to comply with the provisions of the TIA.

SECTION 9.02.  WITH CONSENT OF HOLDERS.

          The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least two-thirds in principal amount of the Securities then outstanding. The Holders of at least two-thirds in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. Subject to Section 9.04, without the consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                  (2)  reduce the rate of interest on any Security;

                  (3)  reduce the principal of any Security; or

                  (4) make any Security payable in money other than that stated in the Security.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (4) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF SECURITIES.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amendment or supplement authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive and, subject to Section
7.01 shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement until the Board of Directors approves it.


                                   ARTICLE 10

                                  MISCELLANEOUS

SECTION 10.01.  TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

SECTION 10.02.   NOTICES.

          Any notice or communication shall be given in writing and delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

          if to the Company:

                           IGENE Biotechnology, Inc.
                           9110 Red Branch Road
                           Columbia, Maryland  21045


                           Attention:  President

                           if to the Trustee:

                           American Stock Transfer & Trust Company
                           40 Wall Street
                           New York, New York  10005

                           Attention:  Corporate Trust Administration

Such notices or communications shall be effective when received.

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed by first-class mail to him at his address shown on the register kept by the Registrar.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 10.03.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

          Securityholders may communicate pursuant to TIA ' 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA ' 312(c).

SECTION 10.04.  CERTIFICATE AND OPINION AS TO CONDITIONS
                PRECEDENT.

          (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                           (1) an Officer's Certificate stating that, in the opinion of the signer, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants compliance with which constitutes a condition precedent) have been complied with.

          (b) Each Officer's Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 4.05 hereof) shall include:

                           (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

SECTION 10.05.  Record Date for Vote or Consent of
                SECURITYHOLDERS.

          The Company may set a record date for purposes of determining the identity of Securityholders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of 10 days prior to the first solicitation of such vote or consent or the date of the most recent list of Securityholders furnished to the Trustee pursuant to Section 2.05 hereof prior to such solicitation. If a record date is fixed, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

SECTION 10.06.  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules for its functions.

SECTION 10.07.  LEGAL HOLIDAYS.

          A "Legal Holiday" is a Saturday, a Sunday or a day on which state or Federally chartered banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 10.08.  GOVERNING LAW.

          The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.

SECTION 10.09.  No Adverse Interpretation of Other
                AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10.  NO RECOURSE AGAINST OTHERS.

          All liability described in paragraph 15 of the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 10.11.  SUCCESSORS.

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.12.  MULTIPLE COUNTERPARTS.

          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

SECTION 10.13.  SEPARABILITY.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.14.  TABLE OF CONTENTS, HEADINGS, ETC.

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the __ day of ____________, 1998.


                                         IGENE Biotechnology, Inc.



                                           By:_____________________
                                                  Name:
                                                  Title:





[SEAL]

Attest:_________________
       Secretary


                                         American Stock Transfer &
                                         Trust Company
                                           as Trustee


                                           By______________________
                                             Name:
                                             Title:

                                                                       EXHIBIT A

                                                              [FACE OF SECURITY]


Number                                                             $



                            IGENE Biotechnology, Inc.

8% Notes due _____________, 2003


          IGENE Biotechnology, Inc., a Maryland corporation promises to pay to or registered assigns the principal sum of ________________ on ________________, 2003.


          Additional provisions of this Note are set forth on the other side of this Note.


                                        Dated:

                                        IGENE Biotechnology, Inc.

                                          By:____________________

                                          By:____________________
                                             (Seal)


Certificate of Authentication:

This is one of the Securities referred
to in the within mentioned Indenture.
American Stock Transfer & Trust Company, as Trustee,

 By:____________________
    Authorized Signatory

                                                                  [REVERSE SIDE]


1.       INTEREST.

          IGENE Biotechnology, Inc., a Maryland corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest at its option either annually on ____________ of each year or at maturity. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of first issuance of the Notes under the Indenture (as defined below); provided that, if there is no existing default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       METHOD OF PAYMENT.

          The Company will pay interest on this Note (except defaulted interest) to the person who is the registered holder of this Note at the close of business on the record payment date established by the Company. The holder must surrender this Note to the Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money. It may mail an interest check to the holder's registered address.

3.       PAYING AGENT AND REGISTRAR.

          Initially, American Stock Transfer & Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may act as Paying Agent or Registrar.

4.       INDENTURE, LIMITATIONS.

          The Company issued this Note under an Indenture dated as of ______________, 1998 (the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. " 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990 and as in effect on the date of the Indenture. This Note is subject to all such terms, and the holder of this Note is referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company limited to up to $5,000,000 aggregate principal amount.

5.       OPTIONAL REDEMPTION.

          The Notes may be redeemed, at the Company's option, in whole or in part at any time and from time to time at the principal amount thereof, together with accrued interest to the date fixed for redemption.

6.       MANDATORY REDEMPTION.

          The Company will redeem on April 15, 1999 and on each April 15 thereafter a principal amount of Notes issued under the Indenture at a redemption price of 100% of the principal amount, plus accrued interest to the redemption date, in an amount equal to 25% of the Company's net earnings for its prior fiscal year determined in accordance with generally accepted accounting principles, plus any applicable tax savings, as determined by the Company's independent accountants (which determination shall be binding and conclusive on the Company and the Holders). The Company may reduce the principal amount of Notes required to be redeemed pursuant to this paragraph 6 by subtracting 100% of the principal amount of any Notes acquired by the Company and delivered to the Trustee for cancellation or redeemed otherwise than pursuant to this paragraph 6. The Company may so subtract the same Note only once. Notwithstanding anything to the contrary contained herein, the Holders of at least two-thirds in principal amount of the Notes may waive or eliminate the redemption obligation pursuant to this paragraph 6.

7.       NOTICE OF REDEMPTION.

          Notice of redemption will be mailed by first class mail at least 15 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at his registered address. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption.

8.       DENOMINATIONS, TRANSFER, EXCHANGE.

          The Notes are in registered form without coupons. A holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the Indenture.

9.       PERSONS DEEMED OWNERS.

          The registered holder of a Note may be treated as the owner of it for all purposes.

10.      UNCLAIMED MONEY.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, holders entitled to money must look to the Company for payment.

11.      AMENDMENT, SUPPLEMENT, WAIVER.

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least two-thirds in principal amount of the Notes then outstanding and any past default or compliance with any provision may be waived in a particular instance with the consent of the holders of at least two-thirds in principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, provide for uncertificated Notes in addition to or in place of certificated Notes, or to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

12.      SUCCESSOR CORPORATION.

          When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

13.      DEFAULTS AND REMEDIES.

          An Event of Default is: default for 30 days in payment of interest on the Notes; default for 5 days in payment of principal on the Notes; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; and certain events of bankruptcy or insolvency of the Company. If an Event of Default (other than as a result of certain events of bankruptcy or insolvency), occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding may declare all unpaid principal of and accrued interest to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy or insolvency, all unpaid principal of and accrued interest on the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, holders of at least two-thirds in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

14.      TRUSTEE DEALINGS WITH THE COMPANY.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not Trustee.

15.      NO RECOURSE AGAINST OTHERS.

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

16.      DISCHARGE PRIOR TO MATURITY.

          If the Company deposits with the Trustee or Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to maturity, the Company will be discharged from the Indenture except for certain Sections thereof.

17.      AUTHENTICATION.

          This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

18.      ABBREVIATIONS AND DEFINITIONS.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM ( = tenants in common), TEN ENT ( = tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian) and U/G/M/A ( = Uniform Gifts to Minors
Act).

          All capitalized terms used in this Note and not specifically defined herein are defined in the Indenture and are used herein as so defined.

19.      INDENTURE TO CONTROL.

          In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

          The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: IGENE Biotechnology, Inc., 9110 Red Branch Road, Columbia, Maryland 21045, Attention:
Secretary.